Exhibit 10.1
Execution Version

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 29, 2021 by and among Trinity Industries, Inc., a Delaware corporation (the “Company”), on the one hand, and ValueAct Capital Master Fund, L.P. (the “Selling Stockholder”), on the other hand.
Recitals
WHEREAS, the Selling Stockholder beneficially owns an aggregate of 23,105,855 shares of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), constituting approximately 20.9% of the outstanding Common Stock; and
WHEREAS, the Selling Stockholder desires to sell to the Company, and the Company desires to repurchase from the Selling Stockholder, an aggregate of 8,100,000 shares of Common Stock (the “Shares”) at a price of $27.47 per Share, for an aggregate price of $222,507,000 for the Shares (such aggregate purchase price, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
Agreement
1.Repurchase.
(a)Purchase and Sale. On the date of the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to repurchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell, convey, assign, transfer and deliver, or cause to be delivered, to the Company, the Shares for an aggregate purchase price equal to the Purchase Price, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).
(b)Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c) of this Agreement, the closing of the sale of the Shares contemplated hereby (the “Closing”) will take place on April 30, 2021 at a time and place mutually agreed by the parties.
(c)Closing Deliveries and Actions.
(i)At the Closing, the Selling Stockholder shall arrange for an appropriate electronic transfer (including through Deposit and Withdrawal at Custodian) of the Shares to one or more accounts designated by the Company, sufficient to convey to the Company good, valid and marketable title in and to the Shares, free and clear of any and all Liens.
(ii)At the Closing, the Company shall deliver to the Selling Stockholder by wire transfer to the account to be designated by the Selling Stockholder immediately available funds in U.S. dollars in an amount equal to the Purchase Price.
(d)Conditions of the Selling Stockholder’s Obligations at Closing. The obligation of the Selling Stockholder to sell the Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(i)The representations and warranties contained in Section 3 shall be true and correct in all respects as of the Closing.
(ii)The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
(iii)There shall be no pending suit, action or proceeding by any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
(e)Conditions of the Company’s Obligations at Closing. The obligation of the Company to purchase the Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(i)The representations and warranties contained in Section 2 shall be true and correct in all respects as of the Closing.
(ii)The Selling Stockholder shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Stockholder on or before the Closing.
(iii)There shall be no pending suit, action or proceeding by any Authority to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
2.Representations of the Company. The Company represents and warrants to the Selling Stockholder that, as of the date hereof and at the Closing:
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.
(d)The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or materially impact the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(e)The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Stockholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.
3.Representations of the Selling Stockholder. The Selling Stockholder represents and warrants to the Company that, as of the date hereof and at the Closing:
(a)The Selling Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(c)This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and constitutes a legal, valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.
(d)The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under the governing organizational documents of the Selling Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Selling Stockholder is a party or by which the Selling Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Selling Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.
(e)The transfer of Shares made by the Selling Stockholder at the Closing will be valid and binding obligations of the Selling Stockholder, enforceable in accordance with their respective terms, and vest in the Company good, valid and marketable title to all Shares purchased by the Company, free and clear of any and all Liens.
(f)The Selling Stockholder is a sophisticated investor and knows that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Selling Stockholder’s decision to sell the Shares or otherwise materially adverse to the Selling Stockholder’s interests. The Selling Stockholder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against Company and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Shares hereunder.
(g)The Selling Stockholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Shares, the Selling Stockholder is not relying on the Company (or any agent or representative thereof). The Selling Stockholder has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Shares.
4.Additional Covenants.
(a)The Selling Stockholder shall be responsible for the payment of any stock transfer or similar taxes in connection with the transaction contemplated by this Agreement.
(b)The Selling Stockholder agrees that, through September 1, 2021, neither it nor any of its affiliates will, without the prior written consent of the Company, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of

Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933 and the rules and regulations promulgated thereunder, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing shall not apply to the exercise or settlement of equity-based compensation awards of the Company granted to Brandon B. Boze under any stock incentive plan or stock purchase plan of the Company, including the withholding of shares to satisfy exercise price, tax withholding obligations or both, provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to the Company set forth in this Section 4(b).
5.Publicity. Each of the Selling Stockholder and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release”) before providing a copy of such release, statement or announcement to the other, and (b) after the date hereof, publish, release or file any future press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial Press Release; provided, however, that nothing in this Section 5 shall restrict the ability of the Company to file a Current Report on Form 8-K or periodic reports on Form 10-Q or 10-K, or the Selling Stockholder to file a Form 4 or an amendment to its Schedule 13D, in each case relating to the transactions contemplated by this Agreement, without further review or consent from the other party.
6.Notices. All notices, requests, claims, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:
If to the Selling Stockholder:
ValueAct Capital Master Fund, L.P.
One Letterman Drive, Building D, Fourth Floor
San Francisco, California 94129
Attention: [Redacted]
Email: [Redacted]
If to the Company:
Trinity Industries, Inc.
14221 N. Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: [Redacted]
Email: [Redacted]

With copies to (which shall not constitute notice):
[Redacted]
Attention: [Redacted]
Email: [Redacted]

[Redacted]
Attention: [Redacted]
Email: [Redacted]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
7. Miscellaneous.
(a)Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.
(b)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
(c)Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholder with respect to the subject matter hereof.
(d)Counterparts. This Agreement may be executed by any one or more of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.
(e) Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by this Agreement.
(f)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholder and the Company and their respective successors and assigns.
(g)No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.
(h)Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. The Company and the Selling Stockholder each agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the Delaware Court of Chancery in and for New Castle County, but in the event that such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware, and the Company and the Selling Stockholder each agrees to submit to the jurisdiction of, and to venue in, such courts.
(i)Waiver of Jury Trial. The Company and the Selling Stockholder each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(j)Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.
(k)Remedies. Each of the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(l)Amendment and Waiver. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving party.
(m)Expenses. Each of the Company and the Selling Stockholder shall bear its own costs and expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.
COMPANY:
TRINITY INDUSTRIES, INC.
By: /s/ John Lee
Name: John Lee
Title: VP

SELLING STOCKHOLDER:
VALUEACT CAPITAL MASTER FUND, L.P., by
VA Partners I, LLC, its General Partner
By: /s/ Chris Allen
Name: Chris Allen
Title: CFO